Sound Financial Bancorp Reports Fourth Quarter and
Annual Financial Results

Net Income Improves 70% in 2012 over 2011

Seattle, WA – January 30, 2013 – Sound Financial Bancorp, Inc. (the “Company”) (NASDAQ: SFBC), holding company for Sound Community Bank (the “Bank”), today reported net income for the year ended December 31, 2012 of $2.6 million, or $1.01 per diluted share, as compared to net income of $1.6 million, or $0.59 per diluted share, for the year ended December 31, 2011.  Return on average assets was 0.74% for the year ended December 31, 2012 compared to 0.46% for the year ended December 31, 2011.  Total assets increased to $381.0 million as of December 31, 2012 compared to $339.7 million as of December 31, 2011 as net loans increased by $26.9 million or 9.1% to $322.5 million.

Net income for the quarter ended December 31, 2012 was $888,000, or $0.34 per diluted share, compared to $420,000, or $0.16 per diluted share, for the quarter ended December 31, 2011. Return on average assets was 0.95% for the quarter ended December 31, 2012 compared to 0.49% for the quarter ended December 31, 2011.

This is the twelfth consecutive quarter of positive earnings for the Company.

Highlights as of and for the quarter ended December 31, 2012 include:

-Gain on sale of loans was $837,000 for the quarter ended December 31, 2012 compared to $237,000 for the quarter ended December 31, 2011
- Provision for loan losses decreased to $850,000 for the quarter ended December 31, 2012 from $1.3 million for the quarter ended December 31, 2011
- Losses and expenses related to other real estate owned decreased to $164,000 for the quarter ended December 31, 2012 from $436,000 for the quarter ended December 31, 2011
- Non-performing loans to total loans declined to 1.17% as of December 31, 2012 compared to 2.20% as of December 31, 2011 as total non-performing loans decreased by $2.8 million or 42.3% to $3.8 million at December 31, 2012 from $6.6 million at December 31, 2011
- Non-performing assets to total assets decreased to 1.66% as of December 31, 2012 compared to 2.78% as of December 31, 2011 as non-performing assets decreased by $3.3 million or 35.1% to $6.1 million at December 31, 2012 from $9.5 million at December 31, 2011

Highlights as of and for the year ended December 31, 2012 include:

- The Company completed a successful stock offering during the year, raising gross proceeds of $14.2 million.  Total equity to total assets increased to 11.40% as of December 31, 2012 from 8.45% as of December 31, 2011
- Net interest margin decreased to 5.00% for the year ended December 31, 2012 from 5.20% for the year ended December 31, 2011
- Deposit cost of funds decreased to 0.69% for the year ended December 31, 2012 compared to 0.87% for the year ended December 31, 2011
- Provision for loan losses decreased to $4.5 million for the year ended December 31, 2012 from $4.6 million for the year ended December 31, 2011
- Gain on sale of loans increased to $2.1 million for the year ended December 31, 2012 compared to $501,000 for the year ended December 31, 2011
- Efficiency ratio decreased to 55.15% for the year ended December 31, 2012 compared to 55.30% for the year ended December 31, 2011

Laurie Stewart, President and CEO, said, “We are pleased with the improvement in net income generated by increased loan production and the gain on sale of loans.” Stewart also commented on the Company’s asset quality, “Non-performing assets decreased both in terms of total dollars and as a percentage of total assets.  Economic indicators in Western Washington including home values and the rate of unemployment demonstrate positive trends.”

	As of
	12/31/2012	12/31/2011
Selected Consolidated Financial Condition Data:	(Dollars in thousands) (unaudited)
Total assets	$381,044	$339,740
Total loans, net	322,496	295,641
Loans held for sale	1,725	1,807
Available-for-sale securities, at fair value	22,900	2,992
Federal Home Loan Bank stock, at cost	2,401	2,444
Bank-owned life insurance, net	7,220	6,981
Other real estate owned and repossessed assets, net	2,503	2,821
Total deposits	312,083	299,997
Borrowings	21,864	8,506
Total stockholders’ equity	43,457	28,713

	Year Ended
	12/31/2012	12/31/2011
Selected Consolidated Operating Data:	(Dollars in thousands) (unaudited)
Total interest income	$18,175	$18,519
Total interest expense	2,360	2,781
Net interest income	15,815	15,738
Provision for loan losses	4,525	4,600
Net interest income after provision for loan losses	11,290	11,138
Fees and service charges	2,219	2,052
Gain on sale of loans	2,063	501
Mortgage servicing income	550	418
Other than temporary impairment on securities	(164)	(96)
Fair value adjustment on mortgage servicing rights	53	(422)
Other non-interest income	238	139
Total non-interest income	4,959	2,592
Salaries and benefits expense	6,011	4,997
Operations expense	2,787	2,530
Occupancy expense	1,218	1,162
Losses and expenses related to other real estate owned	921	1,394
Other non-interest expense	1,441	1,448
Total non-interest expense	12,378	11,531
Income before provision for income taxes	3,871	2,199
Provision for income taxes	1,231	648
Net income	$2,640	$1,551

	Year Ended
	12/31/2012	12/31/2011
Selected Financial Ratios and Other Data:	(Dollars in thousands) (unaudited)
Performance ratios:
Return on average assets	0.74%	0.46%
Return on average equity	7.64%	5.50%
Net interest margin(1)	5.00%	5.20%
Non-interest income to operating revenue(2)	23.87%	14.14%
Non-interest expense to average total assets	3.46%	3.45%
Average interest-earning assets to average interest-bearing liabilities	110.75%	100.38%
Efficiency ratio(3)	55.15%	55.30%
Asset quality ratios:
Nonperforming assets to total assets	1.66%	2.78%
Nonperforming loans to gross loans	1.17%	2.20%
Allowance for loan losses to nonperforming loans	110.88%	67.12%
Allowance for loan losses to gross loans	1.30%	1.47%
Net charge-offs to average loans outstanding	1.55%	1.53%
Per Share Data:
Diluted earnings per share	$1.01	$0.59
Average number of diluted shares outstanding	2,619,131	2,608,223
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(1)	Net interest income divided by average interest earning assets.
(2)	Noninterest income divided by the sum of noninterest income and net interest income.
(3)	Noninterest expense, excluding other real estate owned and repossessed property expense, as a percentage of net interest income and total noninterest income, excluding net securities transactions.

	Quarter Ended
	12/31/2012	12/31/2011
Selected Consolidated Operating Data:	(Dollars in thousands) (unaudited)
Total interest income	$4,472	$4,556
Total interest expense	576	665
Net interest income	3,896	3,891
Provision for loan losses	850	1,250
Net interest income after provision for loan losses	3,046	2,641
Fees and service charges	581	537
Gain on sale of loans	837	237
Mortgage servicing income	204	101
Other than temporary impairment on securities	(9)	-
Fair value adjustment on mortgage servicing rights	(44)	(188)
Other non-interest income	59	64
Total non-interest income	1,628	751
Salaries and benefits expense	1,770	1,055
Operations expense	779	660
Occupancy expense	299	326
Losses and expenses related to other real estate owned	164	436
Other non-interest expense	343	310
Total non-interest expense	3,355	2,787
Income before provision for income taxes	1,319	605
Provision for income taxes	431	185
Net income	$888	$420

	Quarter Ended
	12/31/2012	12/31/2011
Selected Financial Ratios and Other Data:	(Dollars in thousands) (unaudited)
Performance ratios:
Return on average assets	0.95%	0.49%
Return on average equity	8.26%	5.84%
Net interest margin(1)	4.65%	5.11%
Non-interest income to operating revenue(2)	29.47%	16.18%
Non-interest expense to average total assets	3.60%	3.28%
Average interest-earning assets to average interest-bearing liabilities	115.89%	109.75%
Efficiency ratio(3)	57.77%	50.65%
Asset quality ratios:
Nonperforming assets to total assets	1.66%	2.78%
Nonperforming loans to gross loans	1.17%	2.20%
Allowance for loan losses to nonperforming loans	110.88%	67.12%
Allowance for loan losses to gross loans	1.30%	1.47%
Net charge-offs to average loans outstanding	1.20%	1.06%
Per Share Data:
Diluted earnings per share	$0.34	$0.16
Average number of diluted shares outstanding	2,628,304	2,603,359
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(1)	Net interest income divided by average interest earning assets.
(2)	Noninterest income divided by the sum of noninterest income and net interest income.
(3)	Noninterest expense, excluding other real estate owned and repossessed property expense, as a percentage of net interest income and total noninterest income, excluding net securities transactions.

Regulatory Capital Ratios of Sound Community Bank at December 31, 2012

	Actual		Minimum Capital Requirements			Minimum Required to Be Well-Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Amount		Ratio	Amount		Ratio
Tier 1 leverage ratio	$38,556	10.12%	$15,243	≥	4.00%	$19,054	≥	5.00%
Tier 1 risk-based capital ratio	$38,556	13.35%	$11,553	≥	4.00%	$17,329	≥	6.00%
Total risk-based capital ratio	$42,174	14.60%	$23,106	≥	8.00%	$28,882	≥	10.00%

Sound Financial Bancorp, Inc. is the holding company for Sound Community Bank, a full-service bank, providing personal and business banking services in communities across the greater Puget Sound region. The Seattle-based company operates five full-service banking offices in King, Pierce, Snohomish and Clallam Counties, and is on the web at www.soundcb.com.

Forward-Looking Statements

“Safe Harbor” statement under the Private Securities Litigation Reform Act of 1995: This press release contains statements that are not historical or current fact and constitute forward-looking statements.  In some cases, you can identify these statements by words such as "may", "might", "will", "should", "expect", "plan", "intend", "anticipate", "believe", "estimate", "predict", "potential", or "continue", the negative of these terms and other comparable terminology.  Such forward-looking statements, which are based on various underlying assumptions and expectations and are subject to risks, uncertainties and other unknown factors, may include projections of our future financial performance based on our growth strategies and anticipated trends in our business.

These statements are only predictions based on our current expectations and projections about future events, and there are or may be important factors that could cause our actual results for 2012 and beyond to be materially different from the historical results or from any future results expressed or implied by such forward-looking statements. Unless required by law, we undertake no obligation to publicly update or revise any forward-looking statement to reflect circumstances or events after the date of this press release.

There are a number of important factors that could cause future results to differ materially from historical performance and these forward-looking statements. Factors which could cause actual results to differ materially, include, but are not limited to, general and local economic conditions, changes in interest rates, deposit flows, demand for mortgage, consumer and other loans, real estate values, competition, changes in accounting principles, policies or guidelines, changes in legislation or regulation, and other economic, competitive, governmental, regulatory and technological factors affecting our operations, pricing, products and services.

For additional information, contact:

Media:	Financial:
Laurie Stewart	Matt Deines
(206) 448-0884 x306	(206) 448-0884 x305